MANAGEMENT SERVICES AGREEMENT

THIS  AGREEMENT  dated  effective  as  of  the  1st  day  of  February,  2002.


BETWEEN:
               W.F.C.  MANAGEMENT  CORPORATION,  of
               Suite  414,  1859  Spyglass  Place,
               Vancouver,  British  Columbia,  Canada

               (hereinafter  called  "WFC  Management")

                                                            OF  THE  FIRST  PART

AND:
               LASALLE RESOURCES, INC., a company incorporated under the laws of the State of Nevada

               (hereinafter  called  "Lasalle")

                                                           OF  THE  SECOND  PART

WHEREAS:

A.   Grayson  Hand  is  an  employee  of  WFC  ("Hand");

B.   Hand  has  geological,  business  and  management  expertise;

C. WFC maintains an office with administration services, including telephone and computer services;

D. Lasalle requires geological technical services, management services, office administration services, including telephone and computer services, and wishes WFC to provide same to Lasalle.

NOW  THEREFORE  THE  PARTIES  HAVE  AGREED  and  do  hereby  agree  as  follows:

1. WFC hereby agrees to provide the services of Hand as President of Lasalle to carry out management and direction of the business of the Company, including managing and supervising and coordinating any mineral exploration activities carried out by Lasalle (the "Management Services").

2. WFC hereby agrees to provide office administration services, including telephone and computer services, to Lasalle (the "Administrative Services").


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3.   In  consideration  of  WFC  providing  all  the Management Services and the
     Administrative Services to Lasalle, Lasalle agrees to pay to WFC a consulting fee in the amount of $750.00 U.S. per month payable on the last day of each month (the "Consulting Fee").

4. In addition to the payment of the Consulting Fee, Lasalle agrees to reimburse WFC for any expenses directly attributable to performing its obligations to Lasalle pursuant to this Agreement.

5. It is agreed that the Management Services to be provided by Hand on behalf of WFC to Lasalle will account for approximately 15% of Hand's business time. The Consulting Fee will be increased in the event that Hand is required to spend more than 15% of his business time in providing the Management Services to an amount equal to fair market value of Hand's services.

6. This Agreement shall be for a term of one year commencing February 1, 2002 and ending January 31, 2003.

7. No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

8.   Time  shall  be  of  the  essence  of  this  Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

W.F.C.  MANAGEMENT  CORPORATION
by  its  authorized  signatory



/s/ Grayson Hand
Signature  of  Authorized  Signatory


Grayson Hand

Name  of  Authorized  Signatory

LASALLE  RESOURCES,  INC.
by  its  authorized  signatory



/s/ Grayson Hand

Signature  of  Authorized  Signatory


Grayson Hand

Name  of  Authorized  Signatory